Press Release

For further information:

AT THE COMPANY
Joseph G. Hill
Vice-President-Finance
502-426-4351 Ext. 227

FOR IMMEDIATE RELEASE
SEPTEMBER 19, 1996


                    Two Directors Elected to
                    DMI Furniture, Inc. Board

     Louisville, Kentucky - May 19, 1996 -- DMI Furniture, Inc.,
(NASDAQ: DMIF) today announced that Mr. Mark E. Pulliam and Mrs. Mary F. Glasscock, both of Louisville, Kentucky, were elected to the Board of Directors of DMI Furniture, Inc. on September 11, 1996, at a meeting of the Series C Preferred Stockholders.

     Mr. Pulliam is Executive Vice President of Patterson Investment Group, a venture capital and management firm, with interests in the restaurant, telecommunications, medical services, and other industries. Mrs. Glasscock is President of Glasscock, Inc., a women's apparel and antique furniture retailer located in Louisville, Kentucky.

     DMI Furniture, Inc. is a vertically integrated manufacturer and marketer of promotionally priced furniture.

     To receive additional information on DMI Furniture, Inc., via fax, at no charge, dial 1-800-PRO-INFO and enter code DMIF.